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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934




       Date of report (Date of earliest event reported) DECEMBER 4, 1998
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                         MARTIN MARIETTA MATERIALS, INC.
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             (Exact name of registrant as specified in its charter)



         NORTH CAROLINA               1-12744                56-1848578
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  (State or other jurisdiction      (Commission            (IRS Employer
        of incorporation)           File Number)         Identification No.)



              2710 WYCLIFF ROAD, RALEIGH, NORTH CAROLINA 27607-3033
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                    (Address of principal executive offices)



       Registrant's telephone number, including area code (919) 781-4550
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                                 NOT APPLICABLE
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          (Former name or former address, if changed since last report)



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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

         Pursuant to a Stock Purchase Agreement dated as of October 2, 1998 (the "Stock Purchase Agreement") by and between Martin Marietta Materials, Inc. (the "Registrant") and Redland International Limited ("Redland"), effective at 12:01 a.m. (Eastern Standard Time) on December 4, 1998, the Registrant acquired all of the issued and outstanding shares of capital stock of Redland Stone Products Company (the "Company"), all as more particularly described in the Stock Purchase Agreement.

         The purchase consideration was established by negotiation and consisted of $272 million in cash plus normal balance sheet liabilities, subject to certain post-closing adjustments related to working capital, plus approximately $8 million estimated for certain other assumed liabilities and transaction costs. The Registrant did not assume any long-term debt of the Company in the Stock Purchase Agreement. The initial purchase consideration paid at closing was $272 million. Pursuant to the Stock Purchase Agreement, Redland agreed to indemnify the Registrant with regard to certain liabilities of the Company. The Registrant paid the initial purchase consideration from funds obtained from the issuance of United States commercial paper, a portion of which was repaid with the proceeds obtained from a private placement of 5.875% Notes due December 1, 2008 issued in the aggregate principal amount of $200 million.

         The Company's operations and business primarily relate to the production, marketing, distribution and sale of construction aggregates products and asphaltic concrete. The Registrant intends to operate the Company as a new division of the Registrant with its headquarters in San Antonio, Texas.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

         (a)   Financial Statements of Business Acquired.

               The financial statements required by this item are not included in this report and will be filed no later than 60 days from the date this report must be filed.

         (b)   Pro Forma Financial Information.

               The pro forma financial information required by this item is not included in this report and will be filed no later than 60 days from the date this report must be filed.

         (c)   Exhibits.

               Exhibit 2 Stock Purchase Agreement dated as of October 2, 1998 by and between Martin Marietta Materials, Inc. and Redland International Limited. Note: The Registrant has not filed the exhibits and schedules to the Stock Purchase Agreement on the basis that these are not material for the purposes of this filing; however, the Registrant agrees to furnish such documents to the Securities and Exchange Commission upon request.

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               Exhibit 99.1   Press Release dated October 5, 1998

               Exhibit 99.2   Press Release dated December 7, 1998

               Exhibit 99.3 Revolving Credit Agreement dated as of December 3, 1998 among Martin Marietta Materials, Inc. and Morgan Guaranty Trust Company of New York, as Agent Bank.

               Exhibit 99.4 Amendment No. 1 to the Credit Agreement dated as of October 16, 1998 among Martin Marietta Materials, Inc. and Morgan Guaranty Trust Company of New York, as Agent Bank.

               Exhibit 99.5 Amendment No. 2 to the Credit Agreement dated as of December 3, 1998 among Martin Marietta Materials, Inc. and Morgan Guaranty Trust Company of New York, as Agent Bank.


                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 MARTIN MARIETTA MATERIALS, INC.
                                          (Registrant)



                                 By /s/ Bruce A. Deerson
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                                    Bruce A. Deerson
                                    Vice President and General Counsel


Date: December 18, 1998